Exhibit 5.3

ATTORNEYS
Robert E. Konchar Darrel A. Morf J. Scott Bogguss James E. Shipman Stephen J. Holtman(2) Philip D. Brooks James A. Gerk Roger W. Stone Kevin J. Visser Randal J. Scholer William S. Vernon	Eric W. Lam David W. Kubicek Matthew J. Brandes Michael McDonough(6) James M. Peters Mark H. Ogden Mark A. Roberts Chad M. VonKampen Gregory G. Williams Nicolas Abou-Assaly Lynn W. Hartman

Kathleen A. Kleiman(1)
Thomas D. Wolle
Paul P. Morf
Philip A. Burian(1)
Christine L. Conover
Thomas N. DeBoom
Mark J. Herzberger
Matthew J. Adam
Robert S. Hatala
Amanda M. D’Amico Erickson
Jacob R. Koller

Brian J. Fagan
Abbe M. Stensland
Kyle W. Wilcox(4)
Jeffrey A. Stone
Matthew J. Hektoen(1)
Paul D. Gamez
Christopher J. Voci(3),(5),(7)
Dawn M. Gibson
Carrie L. Thompson
Travis J. Schroeder
Charles J. Krogmeier

		Chad D. Brakhahn(6) Lisa A. Stephenson Travis M. Cavanaugh Erin R. Nathan(1) Christopher K. Loftus(4) Laura A. Jensen(1) Graham R. Carl David J. Bright Rae M. Kinkead Nicholas D.K. Petersen*	COUNSEL Larry G. Gutz(2) REGISTERED PATENT ATTORNEYS Gregory G. Williams Christopher J. Voci(3),(5),(7) Carrie L. Thompson	RETIRED William A. Bergman Stephen C. Nelson James R. Snyder Richard G. Hileman, Jr. David A. Hacker Iris E. Muchmore

April 10, 2015

Scientific Games International, Inc.

6650 S. El Camino

Las Vegas, Nevada 89118

Re:                             Registration Statement on Form S-4; $350,000,000 Aggregate Principal

                                                Amount of 6.625% Senior Subordinated Notes due 2021; and $2,200,000,000

                                                Aggregate Principal Amount of 10.000% Senior Unsecured Notes due 2022

Ladies and Gentlemen:

We have acted as special Iowa counsel to Phantom EFX, LLC (“Phantom EFX”), an Iowa limited liability company and a wholly-owned subsidiary of Scientific Games International, Inc., a Delaware corporation (the “Company”), in connection with the issuance of $350,000,000 aggregate principal amount of 6.625% Senior Subordinated Notes due 2021(the “2021 Notes”) and $2,200,000,000 aggregate principal amount of 10.000% Senior Unsecured Notes due 2022 (the “2022 Notes”) (the 2021 Notes and the 2022 Notes collectively referred to as the “Notes”) and the guarantee of the Notes by Phantom EFX (the “Guarantees”) under an Indenture dated as of June 4, 2014 (the “2021 Indenture”) among Company, Phantom EFX, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) with respect to the 2021 Notes and an Indenture dated as of November 21, 2014 (the “2022 Indenture”) between SGMS Escrow Corp., a Delaware corporation that was merged with and into Company, Company and Trustee, as supplemented by the Supplemental Indenture among Company, Phantom EFX, the other guarantors party thereto and Trustee, dated November 21, 2014 with respect to the 2022 Notes (the 2021 Indenture and the 2022 Indenture collectively referred to as the “Indentures”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2015 (Registration No. 333-                 ) (the “Registration Statement”).  This opinion is being furnished solely for the purposes of meeting the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the Guarantees.

www.simmonsperrine.com

• 115 Third Street SE, Suite 1200, Cedar Rapids, Iowa 52401 • Telephone (319) 366-7641 • Fax (319) 366-1917

• City Center Square, 1150 - 5th Street, Suite 170, Coralville, Iowa 52241 • Telephone (319) 354-1019 • Fax (319) 354-1760

Also licensed to practice in: 1 Illinois 2 Wisconsin 3 New York 4 Minnesota 5 Michigan 6 Nebraska 7 Texas

* Licensed in California only

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied only upon the following documents:

A.                                    The Unanimous Written Consent of the Managers of Phantom EFX dated May 19, 2014 (the “May 2014 Managers’ Consent”);

B.                                    The Secretary’s Certificate dated June 4, 2014, of the Company, Scientific Games Corporation, Phantom EFX and the other Subsidiary Guarantors (as defined therein), along with the documents attached as Exhibits and Annexes thereto (the “June 2014 Certificate”);

C.                                    The Written Consent of the Managers of Phantom EFX dated November 21, 2014 (the “November 2014 Managers’ Consent”); and

D.                                    The Closing Certificate of Phantom EFX and certain other Companies (as defined therein) dated November 21, 2014, along with the documents attached as Exhibits and Annexes thereto (the “November 2014 Certificate”).

The May 2014 Managers’ Consent and the November 2014 Managers’ Consent are collectively hereinafter referred to as “Managers’ Consents.”   The June 2014 Certificate and the November 2014 Certificate are collectively hereinafter referred to as “Certificates.”

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of natural persons, the conformity to the originals of all documents submitted to us as copies, the genuineness of signatures on all documents submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.  We have assumed that the certifications and representations dated earlier than the date hereof on which we have relied continue to remain accurate, insofar as material to our opinion, from such earlier date through the date hereof.  We have also assumed that the Indentures and Guarantees have not been otherwise amended by oral or written agreement or by conduct of the respective parties thereto.  We have further assumed that the Company is not subject to any order or directive from, or memorandum of understanding or similar supervisory agreement entered into with any bank regulatory authority which would necessitate the receipt of approvals or consents from any such bank regulatory authority prior to the transactions contemplated in the Indentures other than those approvals and consents contemplated in the Indentures and those generally applicable to transactions such as those contemplated in the Indentures.

We are opining herein solely as to the internal laws of the State of Iowa, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Guarantees have been duly authorized by all necessary limited liability company action of Phantom EFX.

Our opinion above is subject to and limited by the following qualifications and assumptions, in addition to those set forth above:

1.                                      No action has been taken by the Company or Phantom EFX that would revoke, cancel, amend or otherwise modify the Managers’ Consents or Certificates since the respective dates of each such document.

This opinion is for your benefit in connection with meeting the requirements of the Act for the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ SIMMONS PERRINE MOYER BERGMAN PLC

SIMMONS PERRINE MOYER BERGMAN PLC